SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 16, 2011, ECB Bancorp, Inc. (the “Company”) notified the Nasdaq Stock Market of its intention to transfer the listing of its common stock from the Nasdaq Global Market to the NYSE Amex. The Company expects that its common stock will commence trading on the NYSE Amex on December 30, 2011 under the ticker symbol “ECBE.” The Company’s common stock will continue to trade on the Nasdaq Global Market until that time under the ticker symbol “ECBE.”

The Company issued a press release on December 19, 2011 announcing the transfer of the listing of its common stock to the NYSE Amex. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, The East Carolina Bank, the Company’s wholly owned subsidiary (the “Bank”), entered into Split Dollar Agreements (each, an “Agreement”) with: (i) A. Dwight Utz, President and Chief Executive Officer of the Company and the Bank; (ii) Thomas M. Crowder, Executive Vice President and Chief Financial Officer of the Company and the Bank; and (iii) James J. Burson, Executive Vice President and Chief Revenue Officer of the Company and the Bank.

Pursuant to the terms of each Agreement, the Bank and each executive agreed that the proceeds of a life insurance policy on each executive’s life, purchased and owned by the Bank, will be divided between the Bank and the executive’s designated beneficiary as set forth in the Agreement. Each Agreement provides that the Bank will be the sole owner of the executive’s life insurance policy, will pay all premiums on the policy and will be the beneficiary of any death benefit under the policy, less the executive’s interest in the policy as set forth below. In the event that an executive dies prior to his separation of service from the Bank, as such term is defined in each Agreement, the executive’s beneficiary will be entitled to receive 80% of the executive’s net death proceeds. For purposes of each Agreement, “net death proceeds” is defined as the total death proceeds of the executive’s life insurance policy, minus the greater of (i) the cash surrender value of the policy or (ii) the aggregate policy premiums paid by the Bank. In the event that an executive dies after his separation of service from the Bank, his beneficiary will not be entitled to any benefit under his Agreement.

If an executive’s employment with the Bank is terminated for cause, as such term is defined in each Agreement, the executive and his beneficiary will forfeit any right to a benefit under the Agreement. In addition, an executive will generally not be entitled to a benefit under his Agreement if: (i) he is subject to a final removal or prohibition order issued by a federal banking agency; (ii) he commits suicide within two years of the date of his Agreement; or (iii) the insurance company denies coverage under his life insurance policy for material misstatements of fact made by the executive on his application for life insurance purchased by the Bank or for any other reason.

The Company hereby undertakes to file a copy of each executive’s Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: December 22, 2011	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer